Farber Hass Hurley LLP
Certified Public Accountants
15600 Devonshire Street, Suite 210
Granada Hills, CA 91344
www.fhhcpas.com
Telephone: (818) 895-1943
Facsimile: (818) 895-1994

December 31, 2013

US Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington DC 20549

RE: Reliabrand Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Reliabrand Inc. dated December 31, 2013 and agree with the statements concerning our Firm contained therein.

Sincerely,

Farber Hass Hurley LLP

Farber Hass Hurley LLP